                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-110085) pertaining to the Third Amended and Restated 2000 Stock Incentive Plan, the 2003 Equity Incentive Award Plan and the Employee Stock Purchase Plan of CancerVax Corporation of our report dated February 13, 2004 (except note 10 as to which the date is March 15, 2004), included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                           /S/ ERNST & YOUNG LLP


San Diego, California
March 25, 2004